EXHIBIT 12

FLORIDA POWER & LIGHT COMPANY AND SUBSIDIARIES
           COMPUTATION OF RATIOS
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                                                                                       Three Months Ended
                                                                                         March 31, 1995
                                                                                     (Thousands of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ........................................................................      $119,442
  Income taxes ......................................................................        67,554
  Fixed charges, as below ...........................................................        77,258

    Total earnings, as defined ......................................................      $264,254

Fixed charges, as defined:
  Interest expense ..................................................................      $ 71,918
  Rental interest factor ............................................................         1,730
  Fixed charges included in nuclear fuel cost .......................................         3,610

    Total fixed charges, as defined .................................................      $ 77,258

Ratio of earnings to fixed charges ..................................................          3.42




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Earnings, as defined:
  Net income ........................................................................      $119,442
  Income taxes ......................................................................        67,554
  Fixed charges, as below ...........................................................        77,258

    Total earnings, as defined ......................................................      $264,254

Fixed charges, as defined:
  Interest expense ..................................................................      $ 71,918
  Rental interest factor ............................................................         1,730
  Fixed charges included in nuclear fuel cost .......................................         3,610

    Total fixed charges, as defined .................................................        77,258

Non-tax deductible preferred stock dividend requirements ............................        12,153
Ratio of income before income taxes to net income ...................................          1.57

Preferred stock dividend requirements before income taxes ...........................        19,080

Combined fixed charges and preferred stock dividend requirements ....................      $ 96,338

Ratio of earnings to combined fixed charges and preferred stock
    dividend requirements............................................................          2.74
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